Exhibit 10.28

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889 HARBOURSIDE DRIVE

NORTH VANCOUVER, BC

("BUILDING")

OFFER TO LEASE

BETWEEN

CONCERT REALTY SERVICES LTD., ON BEHALF OF THE OWNER
CONCERT REAL ESTATE CORPORATION

(LANDLORD)

AND

PACIFIC GREEN TECHNOLOGIES INC.

(TENANT)

Avison Young Commercial Real Estate (B.C.) Inc.; DBA Avison Young
("Agent")
Ian Whitchelo / Terry Thies (604) 687-7331

OFFER TO LEASE

889 HARBOURSIDE DRIVE

NORTH VANCOUVER, BC

("BUILDING")

TO: CONCERT REALTY SERVICES LTD., ON BEHALF OF THE OWNER, CONCERT REAL ESTATE CORPORATION ("Landlord")
9th Floor, 1190 Hornby Street
Vancouver, BC V6Z 2K5

WE: PACIFIC GREEN TECHNOLOGIES INC. ("Tenant")
5205 Prospect Road
San Jose, California 95129

hereby offer to lease to the Tenant, upon the following terms and conditions, the premises on the second floor of the Building, having a Rentable Area of approximately Two Thousand Seven Hundred and Ninety Nine (2,799) square feet (the "Premises") (namely Suite 200). The rentable area of the Premises shall be measured in a manner prescribed by the Lease, and is approximately as shown on the plan, forming Schedule "A" to the Offer to Lease

1. TERM

The Term of the Lease shall be Three (3) years, commencing on the ~~1st~~ 15th day of November 2016, (the "Commencement Date") and expiring on the ~~31st~~ 14th day of ~~October~~ NOVEMBER, 2019

2. BASE RENT

The Base Rent, plus GST, shall be payable monthly in advance by the Tenant on the first day of each month during the Term to the Landlord. The Base Rent shall be based on the Rentable Area of the Premises and measured in a manner prescribed by the Lease. The Base Rent shall be

Year One - Twenty ~~Dollars ($20.00)~~ ONE $21.00 per square foot per annum TWENTY-FIFTY ($20.50)
Year Two - Twenty ~~One~~ TWO Dollars ~~($21.00)~~ $22.00 per square foot per annum TWENTY-ONE-FIFTY ($21.50)
Year Three - Twenty ~~Two~~ THREE Dollars ~~($22.00)~~ $23.00 per square foot per annum TWENTY-TWO-FIFTY ($22.50)

10/7/16

3. OPERATING COSTS AND TAXES

The Tenant's Proportionate Share of Operating Costs and Taxes, currently estimated at **Thirteen Dollars and Eighty Three Cents ($13.83)** per square foot for the 2015 / 2016 fiscal year. (October 1st 2015 to September 30th 2016) plus GST, shall be payable as Additional Rent in addition to the Base Rent

4. DEPOSIT

A cheque for **the equivalent of two months' average Base Rent plus the Operating Costs and Taxes plus GST - $17,060.60,** (the "Deposit"), payable to the Landlord's Agent, Avison Young Commercial Real Estate (B.C.) Inc.: DBA Avison Young, in trust, shall be delivered, within 72 hours of acceptance of this Offer to Lease by both parties, as the Deposit and to be credited to the Tenant by the Landlord as follows: to be applied to the first month's Base Rent plus Operating Costs and Taxes plus GST with the balance to be held as a security deposit by the Landlord. In the event the Tenant defaults under the terms hereof, the Landlord may terminate this agreement and retain the Deposit on account of damages and not as a penalty without prejudice to any other remedy

5. LANDLORD'S WORK / CONDITION OF PREMISES

The Landlord shall, deliver the Premises on an "as is – where is basis", however shall ensure that all mechanical, electrical and lighting systems are in good working order

6. PARKING

The Landlord shall provide, at the Tenant's cost, up to **four (4)** reserved parking stalls throughout the Term of the Lease at the Building at the prevailing market rates, currently **Sixty-Five Dollars** ~~($65.00)~~ $70.00 per month per stall, plus applicable taxes. The rental rates for stalls are subject to annual adjustment to comparable parking rates in the area, the Tenant shall inform the Landlord of the number of stalls it requires prior to the Commencement Date

7. SIGNAGE

The Landlord shall grant the Tenant the right to place building standard signage on the entry door of the Premises at the Tenant's expense. Such signage shall comply with all rules and regulations contained in the Building standards and as per the terms and conditions in the Lease

8. LEASE

The Lease shall be in the Landlord's standard form of Lease (the "Lease") with the final terms to be agreed upon between the Landlord and Tenant, and incorporating the terms of the accepted Offer, within five (5) business days after acceptance of this Offer. The Lease shall be executed and delivered by the Tenant to the Landlord within five (5) business days of receipt by the Tenant but in any event before the Commencement Date and prior to the Tenant taking possession of or making any improvements to the Premises

9. USE

The Premises shall be used only for the purposes of an administrative and engineering office and for no other purposes with out the prior written approval of the Landlord not to be unreasonably withheld, as set out in the Lease

10. TENANT'S CONDITIONS PRECEDENT

This Lease Proposal is subject to following Conditions Precedent being waived at the sole discretion of the Tenant:

a) Acceptance of the Landlord's standard form of lease; and,

b) Confirmation that the Tenant may receive a business license from the City of North Vancouver

If the Tenant fails to notify the Landlord in writing that the Conditions Precedent have been satisfied or waived on or before 5:00 p.m. on the **5th business** day following acceptance of this Offer or such other time as may be subsequently agreed, then this Offer shall become null and void and any Deposit(s) paid by the Tenant, shall be returned in full to the Tenant forthwith and neither party shall have further obligation to the other This clause is for the sole benefit of the Tenant

11. LANDLORD'S CONDITION PRECEDENT

This Offer and Acceptance is subject to the following Condition Precedent being waived at the sole discretion of the Landlord

(a) The Landlord's review and acceptance of the Tenant's financial statements and creditworthiness, and.

(b) Senior Management approval

If the Landlord fails to notify the Tenant in writing that the Condition Precedent has been satisfied or waived on or before 5 00 p m on the **5th business** day following acceptance of this Offer or such other time as may be subsequently agreed, then this Offer shall become null and void and the Deposit(s) shall be returned in full to the Tenant forthwith and neither party shall have further obligation to the other This clause is for the sole benefit of the Landlord

12. SOLE AGREEMENT

There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein



13. TIME OF THE ESSENCE

Time is of the essence of this agreement with respect to the covenants contained herein

14. FACSIMILE / EMAIL ACCEPTANCE

Acceptance of this Offer may be communicated by facsimile transmission of scanned email of an accepted Offer or by delivery of such a facsimile or scanned email without limiting other methods of communicating acceptance available to the parties

15. DEFINITIONS

Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease

16. OFFER PROVISIONS

In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of the Lease shall prevail

17. EARLY ACCESS

Provided the Lease has been signed by the Tenant and delivered to the Landlord, and adequate insurance is in place, the Tenant shall have access to the Premises for the purpose of fixturing, setting up furniture and moving in, from August 1st, 2016 – October 31st, 2016 During this early access period, the Tenant shall abide by all other terms of the Lease, but shall not be obligated to pay any Base Rent or Operating Costs and Taxes.

15th

18. TENANT IMPROVEMENT ALLOWANCE

Provided the Tenant is not in default under the terms of the Lease the Landlord shall provide the Tenant with a Tenant Improvement Allowance in the amount of $10.00 per sq. ft. of rentable area for the purposes of making improvements to the Premises such as installing new flooring, re-painting and some reconfiguring of offices

19. DISCLOSURE

The Landlord and the Tenant acknowledge and agree that

(a) in accordance with the Code of Ethics of the Canadian Real Estate Association, Avison Young Commercial Real Estate (B.C.) Inc., DBA Avison Young (the "Agent") has disclosed that it is representing the Landlord in the transaction described in this Agreement; and

(b) the Landlord shall not be responsible to pay the commission and compensation due to the Agent pursuant to the transaction described in this Agreement

20. ACCEPTANCE

This Offer shall be irrevocable and open for acceptance until 5:00 p.m. on the ~~29th~~ 9th day of ~~July~~ Aug., 2016, after which time if not accepted this Offer shall be null and void. This Offer may be accepted by signing and returning one duplicate copy or facsimile of this Offer.

DATED this 3 day of July, 2016

Aug 9th amends by KMcClelland for & on behalf of Scott Poulter.

PACIFIC GREEN TECHNOLOGIES INC.

TENANT

Per: ______
(Authorized Signatory)

The Landlord hereby accepts the above Offer this 4th day of ~~July~~ August, 2016

CONCERT REALTY SERVICES LTD., ON BEHALF OF THE OWNER CONCERT ESTATE CORPORATION

LANDLORD

Per ______
(Authorized Signatory)

SCHEDULE "A"

Unit #200 - 2,799 sq. ft. Rentable

